ASSERTION OF COMPLIANCE WITH
APPLICABLE SERVICING CRITERIA
The Bank of New York and The Bank of New York Trust Company, N. A. (collectively, the "Company") is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and
Exchange Commission. Management has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:
Platform:
.
Publicly -issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) residential mortgage-backed securities and other mortgage-related asset-backed securities issued on or after
January 1, 2006 (and like -kind transactions issued prior to January 1, 2006) for which the Company provides trustee, securities administration, or paying agent or custodial services.
Applicable Servicing Criteria: A ll servicing criteria set forth in Item 1122(d), to the extent required by the related transaction agreements as to any transaction, except as set forth in the column titled "Not Applicable To Platform" in Appendix 1 attached hereto. Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the
Platform only as it relates to the Company's obligation to report additions, removals or substitutions on reports to investors and to obtain servicer certifications related to any additions, removals or substitution's in accordance with the transaction agreements.
Period: Twelve months ended December 31, 2007 (the "Period")
With respect to the Platform and the Period, the Company's management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:
1. The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.
2. The Company assessed compliance with the Applicable Servicing Criteria. In performing this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.
3. Based on such assessment, as of and for the Period, the Company has complied, in all material respects with the
Applicable Servicing Criteria.
KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the
Company's compliance with the Applicable Servicing Criteria as of and for the Period.
The Bank of New York
The Bank of New York Trust
The Bank of New York
Company, N. A.
/s/ Patrick J Tadie /s/ Samir Pandiri
Patrick J. Tadie Samir Pandiri
Authorized Officer Authorized Officer
March 5, 2008
APPENDIX 1
REG AB REFERENCE SERVICING CRITERIA
APPLICABLE
TO
NOT
APPLICABLE
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor
any performance or other triggers and events of
default in accordance with the transaction
X
1122(d)(1)(ii)
If any material servicing activities are outsourced
to third parties, policies and procedures are
instituted to monitor the third party's performance
and compliance with such servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements to
maintain a back-up servicer for the [pool assets]
are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is
in effect on the party participating in the servicing
function throughout the reporting period in the
amount of coverage required by and otherwise in
accordance with the terms of the transaction
agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on [pool assets] are deposited into the
appropriate custodial bank accounts and related
bank clearing accounts no more than two business
days following receipt, or such other number of
days specified in the transaction agreements
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf
of an obligor or to an investor are made only by
authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding
collections, cash flows or distributions, and any
interest or other fees. charged for such advances,
are made, reviewed and approved as specified in
the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as
cash reserve accounts or accounts established as a
form of over collateralization, are separately
maintained (e.g., with respect to commingling of
cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a
federally insured depository institution as set
forth in the transaction agreements. For purposes
of this criterion, "federally insured depository
institution" with respect to a foreign financial
institution means a foreign financial institution
that meets the requirements of Rule 13k-1(b)(1)
of the Securities Exchange Act.
X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent
unauthorized access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis
for all asset-backed securities related bank
accounts, including custodial accounts and related
bank clearing accounts. These reconciliations are
(A) mathematically accurate; (B) prepared within
30 calendar days after the bank statement cutoff
date, or such other number of days specified in
the transaction agreements; (C) reviewed and
approved by someone other than the person who
prepared the reconciliation; and (D) contain
explanations for reconciling items. These
reconciling items are resolved within 90 calendar
days of their original identification, or such other
number of days specified in the transaction
agreements
X
1
APPENDIX 1
REG AB
REFERENCE
SERVICING CRITERIA
APPLICABLE
TO
NOT
APPLICABLE
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed
with the Commission, are maintained in
accordance with the transaction agreements and
applicable Commission requirements.
Specifically, such reports (A) are prepared
in accordance with timeframes and other terms set
forth in the transaction agreements; (B) provide
information calculated in accordance with the
terms specified in the transaction agreements; (C)
are filed with the Commission as required by its
rules and regulations; and (D) agree with
investors' or the trustee's records as to the total
unpaid principal balance and number of [pool
assets] serviced by the Servicer.
X
1122(d)(3)(ii)
Amounts due to investors are allocated and
remitted in accordance with timeframes,
distribution priority and other terms set forth in
the transaction agreements.
X
.
1122(d)(3)(iii)
Disbursements made to an investor are posted
within two business days to the Servicer's investor
records, or such other number of days specified in
the transaction agreements.
X
1122(d)(3)(iv)
Amounts remitted to investors per the investor
reports agree with cancelled checks, or other form
of payment, or custodial bank statements
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on [pool assets] is
maintained as required by the transaction
agreements or related mortgage loan documents.

X
1122(d)(4)(ii)
[pool asset] and related documents are
safeguarded as required by the transaction
agreements
X
1122(d)(4)(iii)

Any additions, removals or substitutions to the
asset pool are made, reviewed and approved in
accordance with any conditions or requirements in
the transaction agreements.
X
1122(d)(4)(iv)
Payments on [pool assets], including any payoffs,
made in accordance with the related [pool asset]
documents are posted to the Servicer's obligor
records maintained no more than two business
days after receipt, or such other number of days
specified in the transaction agreements, and
allocated to principal, interest or other items (e.g.,
escrow) in accordance with the related [pool asset]
documents.
X
1122(d)(4)(v)
The Servicer's records regarding the [pool assets]
agree with the Servicer's records with respect to an
obligor's unpaid principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an
obligor's [pool assets] (e.g., loan modifications or
re-agings) are made, reviewed and approved by
authorized personnel in accordance with the
transaction agreements and related pool asset
documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g.,
forbearance plans, modifications and deeds in lieu
of foreclosure, foreclosures and repossessions, as
applicable) are initiated, conducted and concluded
in accordance with the timeframes or other
requirements established by the
transaction agreement.
X

2
APPENDIX 1
REG AB
REFERENCE
SERVICING CRITERIA
APPLICABLE
TO
PLATFORM
NOT
APPLICABLE
TO PLATFORM
1122(d)(4)(viii)
Records documenting collection efforts are
maintained during the period a [pool asset] is
delinquent in accordance with the transaction
agreements. Such records are maintained on at
least a monthly basis, or such other period
specified in the transaction agreements, and
describe the entity's activities in monitoring
delinquent [pool assets] including, for example,
phone calls, letters and payment rescheduling
plans in cases where delinquency is deemed
temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for
[pool assets] with variable rates are computed
based on the related [pool asset] documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor
(such as escrow accounts): (A) such funds are
analyzed, in accordance with the obligor's [pool
asset] documents, on at least an annual basis, or
such other period specified in the transaction
agreements; (B) interest on such funds is
paid, or credited, to obligors in accordance with
applicable [pool asset] documents and state laws;
and (C) such funds are returned to the obligor
within 30 calendar days of full repayment of the
related [pool assets], or such other number of days
specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as
tax or insurance payments) are made on or before
the related penalty or expiration dates, as indicated
on the appropriate bills or notices for such
payments, provided that such support has been
received by the Servicer at least 30 calendar days
prior to these dates, or such other number of days
specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any
payment to be made on behalf of an obligor are
paid from the Servicer's funds and not charged to
the obligor, unless the late payment was due to the
obligor's error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are
posted within two business days to the obligor's
records maintained by the Servicer, or such other
number of days specified in the transaction
agreements.
X
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible
accounts are recognized and recorded in
accordance with the transaction agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support,
identified in Item 1114(a)(1) through (3) or Item
1115 of Regulation AB, is maintained as set forth
in the transaction
agreements.
X
3